UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
___________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2024

Commission File Number 0-25346

ACI WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware			47-0772104
(State or other jurisdiction of incorporation or organization)			(I.R.S. Employer Identification No.)

6060 Coventry Drive	Elkhorn,	Nebraska	68022
(Address of Principal Executive Offices)			(Zip Code)
(402) 390-7600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.005 par value	ACIW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On February 26, 2024, ACI Worldwide, Inc. (the “Company”) entered into a Refinance Amendment (the “Amendment”) to the Second Amended and Restated Credit Agreement, dated as of April 5, 2019 (as amended, restated, supplemented or otherwise modified from time to time, including by the Amendment, the “Credit Agreement”) among the Company, the subsidiary borrowers from time to time party thereto, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent and a lender, BofA Securities, Inc., PNC Capital Markets LLC, Wells Fargo Securities, LLC, and TD Securities (USA) LLC, as Joint Lead Arrangers and Joint Bookrunners, and the other financial institutions party thereto.

The Amendment (i) provides a senior secured term loan facility (the “Term Loan Facility”) in an aggregate principal amount of $500 million, (ii) provides a senior secured revolving credit facility (the “Revolving Loan Facility” and together with the Term Loan Facility, the “Credit Facilities”) of up to $600 million, and (iii) extends the maturity date of the Facilities to February 26, 2029 (the “Maturity Date”), provided that if any of the Company’s 5.750% Senior Notes due 2026 are outstanding on the date that is 91 days before the maturity thereof (the “Springing Maturity Date”), and the Company does not have sufficient liquidity as of such date, the Maturity Date will be the Springing Maturity Date. The Revolving Loan Facility includes a $35 million sublimit for the issuance of standby letters of credit and a $20 million sublimit for swingline loans. Amounts repaid under the Revolving Facility may be reborrowed.

Borrowings under the Credit Facilities bear interest at a rate equal to, at borrower’s option, either (A) a base rate determined by reference to the highest of (1) the rate of interest per annum publicly announced by Bank of America as its prime rate, (2) the federal funds effective rate plus 0.5%, (3) term SOFR plus 1%, and (4) 1% or (B) term SOFR for applicable interest period relevant to such borrowing, in each case plus an applicable margin. The applicable margin for borrowings under the Credit Facilities is, based on the calculation of the applicable consolidated total leverage ratio, between 0.5% to 1.5% with respect to base rate borrowings and between 1.5% and 2.5% with respect to term SOFR rate borrowings. The Company is also required to pay customary fees under the Credit Facility.

The Company’s subsidiaries, ACI Worldwide Corp. and ACI Payments, Inc. are co-borrowers under the Credit Agreement. The obligations of the borrowers under the Credit Facilities and the obligations of the Company and its subsidiaries under certain hedging arrangements and cash management arrangements entered into with lenders under the Credit Facilities (or affiliates thereof) are jointly and severally guaranteed by the Company and all of its existing and future material domestic subsidiaries, subject to certain exclusions. The obligations of the borrowers in respect of the Credit Facilities are secured by first-priority security interests in substantially all assets of the borrowers, including 100% of the capital stock of each domestic subsidiary of the borrower and 65% of the voting capital stock of each foreign subsidiary that is directly owned by a borrower, in each case subject to certain exclusions set forth in the Credit Agreement.

The Credit Agreement contains customary negative covenants that, among other things, restrict the Company’s ability to incur additional indebtedness, grant additional liens, and make certain acquisitions, investments, asset dispositions, and restricted payments. In addition, the Credit Agreement contains financial covenants that require the Company to maintain, as of the end of any fiscal quarter, (i) a consolidated total net leverage ratio of less than or equal to 4.25 to 1.00, (ii) a consolidated senior secured net leverage ratio of less than or equal to 3.75 to 1.00, and (iii) a minimum consolidated interest coverage ratio of greater than or equal to 3.00 to 1.00, in each case subject to certain exclusions as set forth in the Credit Agreement.

The Credit Agreement also contains certain customary affirmative covenants and events of default. If an event of default, as specified in the Credit Agreement, shall occur and be continuing, the Company may be required to repay all amounts outstanding under the Credit Facilities.

Item 2.02. Results of Operation and Financial Condition.
On February 29, 2024, the Company issued a press release announcing its financial results for the three months and year ended December 31, 2023. A copy of this press release is attached hereto as Exhibit 99.1. Following the publication of the earnings release, the Company hosted an earnings call in which its financial results were discussed. The investor presentation materials used for the call are attached as Exhibit 99.2.

The foregoing information (including Exhibits 99.1 and 99.2) is being furnished under “Item 2.02 – Results of Operations and Financial Condition” and “Item 7.01 – Regulation FD Disclosure.” Such information (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

The filing of this report and the furnishing of this information pursuant to Items 2.02 and 7.01 do not mean that such information is material or that disclosure of such information is required.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Election of Directors
On February 23, 2024, Katrinka McCallum and Juan Benitez joined the Company’s Board of Directors (the “Board”) as independent directors. A press release announcing the new directors is filed as Exhibit 99.3 to this report.

Ms. McCallum and Mr. Benitez will serve until the 2024 Annual Meeting of Stockholders and thereafter until their respective successors are duly elected and qualified. Each of Ms. McCallum and Mr. Benitez will participate in the Company’s standard non-employee director compensation arrangements.

Ms. McCallum was Vice President of Customer and Product Experience at Red Hat, a leading provider of enterprise open-source solutions, which was acquired by IBM in 2019. She joined Red Hat in 2007 as VP of Investor Relations and served in a variety of Vice President positions within the Products & Technologies organization during her tenure there. During her career, that spans more than two decades in enterprise software, Ms. McCallum led business units, sales and marketing organizations as well as engineering and operations teams. Ms. McCallum serves on the board of Rimini Street, Inc., where she is Chair of the compensation committee and a member of its audit committee, and Intrusion, Inc., where she is Chair of the audit committee and a member of the nominating and governance committee. In addition, she has served on other corporate boards including Micromuse, Inc.

Mr. Benitez most recently served as the President of GoFundMe. Mr. Benitez has 25 years of experience in technology, product, and business leadership. Prior to GoFundMe, Mr. Benitez served as the General Manager of Braintree, a global payments company that was acquired by PayPal in 2013. Before serving as General Manager, Mr. Benitez led product and engineering as Braintree’s CTO. Prior to Braintree, Mr. Benitez spent nine years in various capacities at Yahoo!, including VP of Engineering in Yahoo!’s Advertising Products Group and VP of Search Advertising.

For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company. The Board has established guidelines to assist it in determining director independence which conform to the independence requirements in the NASDAQ Global Select Market listing standards. In accordance with these guidelines, the Board has determined that each of Ms. McCallum and Mr. Benitez are independent. Neither Ms. McCallum nor Mr. Benitez is a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.
See “Item 2.02 – Results of Operation and Financial Condition” above.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release dated February 29, 2024
99.2	Investor presentation materials dated February 29, 2024
99.3	Press Release dated February 29, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACI WORLDWIDE, INC. (Registrant)

Date: February 29, 2024	By:	/s/ DENNIS P. BYRNES
Dennis P. Byrnes
Executive Vice President and General Counsel